 Exhibit 10.8

PROMISSORY
NOTE

(Commercial-Single

Advance)

DATE AND PARTIES. The date of this Promissory Note (Note) is April 13, 2020. The parties and their addresses are:

LENDER:

JEFFERSON BANK AND TRUST COMPANY

2301 Market Street

Saint Louis, MO 63103

Telephone: 314-621-0100

BORROWER:

ALLIED HEALTHCARE PRODUCTS, INC.

a Missouri Corpooration

1720 Sublette Ave.

Saint Louis, MO 63110

1.    DEFINITIONS. As used in this Note, the terms have the following meanings:

A.   Pronouns. The pronouns "I," "me," and "my" refer to each Borrower signing this Note and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this Note. "You" and "Your" refer to the Lender, any participants or syndicators, successors and assigns, or any person or company that acquires an interest in the Loan.

B.   Note. Note refers to this document, and any extensions, renewals, modifications and substitutions of this Note.

C.   Loan. Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Note.

D.   Loan Documents. Loan Documents refer to all the documents executed as a part of or in connection with the Loan.

E.   Property. Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

F.   Percent. Rates and rate change limitations are expressed as annualized percentages.

G.   Dollar Amounts. All dollar amounts will be payable in lawful money of the United States of America.

2.   PROMISE TO PAY. For value received, I promise to pay you or your order, at your address, or at such other location as you may designate, the principal sum of $2,374,859.00 (Principal) plus interest from April 13, 2020 on the unpaid Principal balance until this Note matures or this obligation is accelerated.

3.    INTEREST. Interest will accrue on the unpaid Principal balance of this Note at the rate of 1.000 percent (Interest Rate).

A.   Post-Maturity Interest. After maturity or acceleration, interest will accrue on the unpaid Principal balance of this Note at the Interest Rate in effect from time to time, until paid in full.

B.   Maximum Interest Amount. Any amount assessed or collected as interest under the terms of this Note will be limited to the maximum lawful amount of Interest allowed by applicable law. Amounts collected in excess of the maximum lawful amount will be applied first to the unpaid Principal balance. Any remainder will be refunded to me.

C.    Accrual. Interest accrues using an Actual/360 days counting method.

4.   REMEDIAL CHARGES. In addition to interest or other finance charges, I agree that I will pay these additional fees based on my method and pattern of payment. Additional remedial charges may be described elsewhere in this Note.

A.   Late Charge. If a payment is more than 15 days late, I will be charged 5.000 percent of the Unpaid Portion of Payment. However, this charge will not be greater than $500.00. I will pay this late charge promptly but only once for each late payment.

5.   PAYMENT. I agree to pay this Note in 18 payments. I will make 17 payments of $133,673.80 beginning on November 13, 2020, and on the 13th day of each month thereafter. A single, final payment of the entire unpaid balance of Principal and interest will be due April 13, 2022.

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Payments will be rounded to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.

Each payment I make on this Note will be applied first to interest that is due, then to principal that is due, and finally to any charges that I owe other than principal and interest. If you and I agree to a different application of payments, we will describe our agreement on this Note. You may change how payments are applied in your sole discretion without notice to me. The actual amount of my final payment will depend on my payment record.

6.    PREPAYMENT. I may prepay this Loan in full or in part at any time. Any partial prepayment will not excuse any later scheduled payments until I pay in full.

7.    LOAN PURPOSE. The purpose of this Loan is CARES ACT·PAYCHECK PROTECTION LOAN.

8.    SECURITY. The Loan is secured by the following, previously executed, security instruments or agreements: UNSECURED.

9.    LIMITATIONS ON CROSS COLLATERAUZATION. The cross-collateralization clause on any existing or future loan, but not including this Loan, is void and ineffective as to this Loan, including any extension or refinancing.

The Loan is not secured by a previously executed security instrument if a non-possessory, non-purchase money security interest is created in "household goods" in connection with a "consumer loan," as those terms are defined by federal law governing unfair and deceptive credit practices. The Loan is not secured by a previously executed security instrument if you fail to fulfill any necessary requirements or fail to conform to any limitations of the Real Estate Settlement Procedures Act, (Regulation X), that are required for loans secured by the Property or if, as a result, the other debt would become subject to Section 670 of the John Warner National Defense Authorization Act for Fiscal Year 2007.

The Loan is not secured by a previously executed security instrument if you fail to fulfill any necessary requirements or fail to conform to any limitations of the Truth in Lending Act, (Regulation Z), that are required for loans secured by the Property.

10.    DEFAULT. I will be in default if any of the following events (known separately and collectively as an Event of Default) occur:

A. Payments. I fail to make a payment in full when due.

B. Insolvency or Bankruptcy. The death, dissolution or insolvency of, appointment of a receiver by or on behalf of, application of any debtor relief law, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against m or any co-signer, endorser, surety or guarantor of this Note or any other obligations I have with you.

C. Business Termination. I merge, dissolve, reorganize, end my business or existence, or a partner or majority owner dies or is declared legally incompetent.

D. New Organizations. Without your written consent, I organize, merge into, or consolidate with an entity; acquire all or substantially all of the assets of another; materially change the legal structure, management, ownership or financial condition; or effect or enter into a domestication, conversion or interest exchange.

E. Failure to Perform. I fail to perform any condition or to keep any promise or covenant of this Note.

F. Other Documents. A default occurs under the terms of any other Loan Document.

G. Other Agreements. I am in default on any other debt or agreement I have with you.

H. Misrepresentation. I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

I. Judgment. I fail to satisfy or appeal any judgment against me.

J. Name Change. I change my name or assume an additional name without notifying you before making such a change.

K. Property Transfer. I transfer all or a substantial part of my money or property.

L. Property Value. You determine in good faith that the value of the Property has declined or is impaired.

M. Material Change. Without first notifying you, there is a material change in my business, including ownership, management, and financial conditions.

N.  Insecurity. You determine in good faith that a material adverse change has occurred in my financial condition from the conditions set forth in my most recent financial statement before the date of this Note or that the prospect for payment or performance of the Loan is impaired for any reason.

11.   WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.

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A. Additional Waivers By Borrower. In addition, I, and any party to this Note and Loan, to the extent permitted by law, consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to this Note.

(1) You may renew or extend payments on this Note, regardless of the number of such renewals or extensions.

(2) You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.

(3) You may release, substitute or impair any Property securing this Note.

(4) You, or any institution participating in this Note, may invoke your right of set-off.

(5) You may enter into any sales, repurchases or participations of this Note to any person in any amounts and I waive notice of such sales, repurchases or participations.

(6) I agree that any of us signing this Note as a Borrower is authorized to modify the terms of this Note or any instrument securing, guarantying or relating to this Note.

B. No Waiver By Lender. Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in this Note, or any other Loan Document, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

12. REMEDIES. After I default, you may at your option do any one or more of the following.

A. Acceleration. You may make all or any part of the amount owing by the terms of this Note immediately due.

B. Sources. You may use any and all remedies you have under state or federal law or in any Loan Document.

C. Insurance Benefits. You may make a claim for any and all insurance benefits or refunds that may be available on my default.

D.  Payments Made On My Behalf. Amounts advanced on my behalf will be immediately due and may be added to the balance owing under the terms of this Note, and accrue interest at the highest post-maturity interest rate.

E. Set-Off. You may use the right of set-off. This means you may set-off any amount due and payable under the terms of this Note against any right I have to receive money from you.

My right to receive money from you includes any deposit or share account balance l have with you; any money owed to me on an item presented to you or in your possession for collection or exchange; and any repurchase agreement or other non-deposit obligation. "Any amount due and payable under the terms of this Note" means the total amount to which you are entitled to demand payment under the terms of this Note at the time you set-off.

Subject to any other written contract, if my right to receive money from you is also owned by someone who has not agreed to pay this Note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement.

Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

You will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

F. Waiver. Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

13. COLLECTION EXPENSES AND ATTORNEYS' FEES. On or after the occurrence of an Event of Default, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Note or any other Loan Document. Expenses include, but are not limited to, attorneys' fees, court costs and other legal expenses, as allowed by law. These expenses are due and payable immediately. If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the highest interest rate in effect as provided for in the terms of this Note. All fees and expenses will be secured by the Property I have granted to you, if any. In addition, to the extent permitted by the United States Bankruptcy Code, l agree to pay the reasonable attorneys' fees incurred by you to protect your rights and interests in connection with any bankruptcy proceedings initiated by or against me.

14. COMMISSIONS, I understand and agree that you (or your affiliate) will earn commissions or fees on any insurance products, and may earn such fees on other services that I buy through you or your affiliate.

15. WARRANTIES AND REPRESENTATIONS. I make to you the following warranties and representations which will continue as long as this Note is in effect:

A. Power. I am duly organized, and validly existing and in good standing in all jurisdictions in which I operate. I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.

B. Authority. The execution, delivery and performance of this Note and the obligation evidenced by this Note are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which I am a party or to which I am or any of my Property is subject.

C. Name and Place of Business. Other than previously disclosed in writing to you l have not changed my name or principal place of business within the last 10 years and have not used any other trade or fictitious name. Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names and franchises.

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16. APPLICABLE LAW. This Note is governed by the laws of Missouri, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Missouri, unless otherwise required by law.

17. JOINT AND SEVERAL LIABILITY AND SUCCESSORS. My obligation to pay the Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on the Loan, or any number of us together, to collect the Loan. Extending the Loan or new obligations under the Loan, will not affect my duty under the Loan and I will still be obligated to pay the Loan. This Note shall inure to the benefit of and be enforceable by you and your successors and assigns and shall be binding upon and enforceable against me and my successors and assigns.

18. AMENDMENT, INTEGRATION ANO SEVERABIUTY. This Note may not be amended or modified by oral agreement. No amendment or modification of this Note is effective unless made in writing. This Note and the other Loan Documents are the complete and final expression of the agreement. If any provision of this Note is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable. No present or future agreement securing any other debt I owe you will secure the payment of this Loan if, with respect to this loan, you fail to fulfill any necessary requirements or fail to conform to any !imitations of the Truth in Lending Act {Regulation Z) or the Real Estate Settlement Procedures Act (Regulation X) that are required for loans secured by the Property or if, as a result, this Loan would become subject to Section 670 of the John Warner National Defense Authorization Act for Fiscal Year 2007.

19. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Note.

20, NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail or via a nationally recognized overnight courier to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one Borrower will be deemed to be notice to all Borrowers. I will inform you in writing of any change in my name, address or other application information. I will provide you any correct and complete financial statements or other information you request. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

21. CREDIT INFORMATION. I agree to supply you with whatever information you reasonably request. You will make requests for this information without undue frequency, and will give me reasonable time in which to supply the information.

22.  ERRORS AND OMISSIONS. I agree, if requested by you, to fully cooperate in the correction, if necessary, in the reasonable discretion of you of any and all loan closing documents so that all documents accurately describe the loan between you and me. I agree to assume all costs including by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with your requests within thirty {30) days.

23.  AGREEMENT TO ARBITRATE. You or I may submit to binding arbitration any dispute, claim or other matter in question between or among you and me that arises out of or relates to this Transaction (Dispute), except as otherwise indicated in this section or as you and I agree to in writing. For purposes of this section, this Transaction includes this Note and the other Loan Documents, and proposed loans or extensions of credit that relate to this Note. You or I will not arbitrate any Dispute within any "core proceedings" under the United States bankruptcy laws.

You and I must consent to arbitrate any Dispute concerning a debt secured by real estate at the time of the proposed arbitration. You may foreclose or exercise any powers of sale against real property securing a debt underlying any Dispute before, during or after any arbitration. You may also enforce a debt secured by this real property and underlying the Dispute before, during or after any arbitration.

You or I may, whether or not any arbitration has begun, pursue any self-help or similar remedies, including taking property or exercising other rights under the law; seek attachment, garnishment, receivership or other provisional remedies from a court having jurisdiction to preserve the rights of or to prevent irreparable injury to you or me; or foreclose against any property by any method or take legal action to recover any property. Foreclosing or exercising a power of sale, beginning and continuing a judicial action or pursuing self-help remedies will not constitute a waiver of the right to compel arbitration.

The arbitrator will determine whether a Dispute is arbitrable. A single arbitrator will resolve any Dispute, whether individual or joint in nature, or whether based on contract, tort, or any other matter at law or in equity. The arbitrator may consolidate any Dispute with any related disputes, claims or other matters in question not arising out of this Transaction. Any court having jurisdiction may enter a judgment or decree on the arbitrator's award. The judgment or decree will be enforced as any other judgment or decree.

You and I acknowledge that the agreements, transactions or the relationships which result from the agreements or transactions between and among you and me involve interstate commerce. The United States Arbitration Act will govern the interpretation and enforcement of this section.

The American Arbitration Association's Commercial Arbitration Rules, in effect on the date of this Note, will govern the selection of the arbitrator and the arbitration process, unless otherwise agreed to in this Note or another writing.

24.  WAIVER OF TRIAL FOR ARBITRATION. You and I understand that the parties have the right or opportunity to litigate any Dispute through a trial by judge or jury, but that the parties prefer to resolve Disputes through arbitration instead of litigation. If any Dispute is arbitrated, you and I voluntarily and knowingly waive the right to have a trial by jury or judge during the arbitration.

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25. SIGNATURES. By signing, I agree to the terms contained in this Note. I also acknowledge receipt of a copy of this Note.

BORROWER:

ALLIED HEALTHCARE PRODUCTS. INC.

By	/s/ Daniel C. Dunn
DANIEL C DUNN, VICE
PRESIDENT FINANCE/CFO

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